Exhibit 11.  Statement re computation of per share earnings.

                                 TORCHMARK CORPORATION
                           COMPUTATION OF EARNINGS PER SHARE



                                                 Three months ended June 30,
                                                    1994             1993
                                               -------------    -------------
          Net income                            $64,902,661      $78,246,435
          Preferred dividends                             0         (822,184)
                                               -------------    -------------
          Net income available to common        $64,902,661      $77,424,251
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        72,368,574       73,675,121
                                               =============    =============

          Primary earnings per share:
            Net income                                $0.90            $1.05
                                               =============    =============





                                                  Six months ended June 30,
                                                    1994             1993
                                               -------------    -------------
          Net income                           $140,474,545     $151,735,238
          Preferred dividends                      (804,130)      (1,644,370)
                                               -------------    -------------
          Net income available to common       $139,670,415     $150,090,868
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        72,628,453       73,618,097
                                               =============    =============

          Primary earnings per share:
            Net income                                $1.92            $2.04
                                               =============    =============